Exhibit 10(c)


                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT IS MADE this 1st day of May, 1998 by and between Genetic Laboratories Wound Care, Inc., a Minnesota Corporation (hereinafter called the "Company") and H. James Thompson (President) (hereinafter called the "Executive").

1.  DUTIES:

              The Company hereby employs the Executive as President of the Company, his powers and duties in that capacity to be such as may be determined by the Board of Directors. During the term of this Agreement, the Executive may also serve in such other offices of the Company to which he may be elected or appointed by the Board of Directors. The duties of the Executive shall include: the implementation of corporate polices and implementation of Company contracts in the areas of manufacturing, sales, and marketing in compliance with appropriate governmental regulatory agencies having jurisdiction over the Company's activities worldwide.

2.  COMPENSATION:

              As his base monetary compensation for his executive services to the Company during the term of this Agreement in whatever capacity rendered, the Company shall pay to the Executive in bi-weekly installments the sum of $99,600 per year. This compensation may be increased annually on the anniversary date of this Agreement, during the term hereof, at a rate equal to the increase in the consumer price index issued by the United States Department of Labor with July 1, 1996 acting as the base index equal to 100 unless otherwise mutually agreed upon by the Executive and the Company. Additional compensation based upon the pre-tax profits of the Company may be paid annually to the Executive as incentive pay as determined by the Board of Directors' Compensation Committee.

3.  TERM:

              The term of this Agreement shall extend through April 30, 2001 except as hereinafter provided.

       A. With cause, the Company, on three days written notice to the Executive, may terminate this Agreement and, thereupon, the Company shall be obligated to pay the Executive his regular compensation up to the 30th day following the date of termination. The term "with cause" shall be defined only as the Executive's fraudulent activity or the commission of a felony or other offense involving moral terpitude or immoral conduct by the Executive on behalf of, or in connection with, Company activities.

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       B.     If the Executive is absent from his employment by reason of illness or any other incapacity for more than six consecutive weeks, the Company shall thereafter pay him fifty percent (50%) of his regular base compensation until the Executive is able to resume his duties. If his absence continues for six consecutive months, this Agreement shall automatically terminate without notice, but the Company shall be obligated to pay the Executive fifty percent (50%) of his regular compensation through the date of such termination.

       C.     The Executive may terminate this Agreement at anytime upon sixty
              (60) days notice to the Company, and the Company shall be obligated to pay him his regular compensation up to the date of termination.

4.  BENEFITS:

       A. Fully paid family coverage (subject to applicable deductible amounts and limitations) under the Company's current group medical and dental plans or such comparable coverage as may be selected in the future;

       B. Term life insurance in an amount at least equal to and comparable to the Executive's life insurance policy presently in force with policy ownership and proceeds payable as the Executive shall designate;

       C. Disability insurance commensurate with such Executive insurance presently in force, with policy ownership payable as designated by the Executive;

       D. A monthly automobile allowance to be mutually agreed upon by the parties.

       E. Annual funding of a deferred compensation plan mutually agreed upon by the Executive and the Company.

5.  VACATIONS:

              The Executive shall be entitled to four weeks vacation during each year. Said vacation is to be taken at the Executive's discretion.

6.  EXPENSES:

              The Company shall reimburse the Executive for all authorized items of traveling, entertainment, and miscellaneous expenses incurred while away on business from the principal office of the Company or the office to which he is assigned, but reimbursement shall be made only for those items on a signed itemized list of such expenditures.

7.  COVENANT NOT TO DISCLOSE:

              The Executive shall not at any time during or after the termination of the employment period knowingly reveal, divulge or make known to any

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              person (other than the Company), or use for his own account any customer lists, trade secrets or formula, or secret or confidential information used by the Company prior to or during the term of his employment by the Company and made known (whether with the knowledge and permission of the Company, whether developed, devised or otherwise created in whole or in part by the efforts of the Executive and whether a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive shall retain all such knowledge and information which he may acquire or develop during this employment by the Company concerning such lists, secrets, formula and information in trust for the sole benefit of the Company.

8.  COVENANT TO REPORT:

              The Executive shall promptly communicate and disclose to the Company all information concerning the business or affairs of the Company obtained by him in the course of his employment by the Company. All written materials, records and documents made by the Executive or coming into possession during the employment period concerning the business or affairs of the Company shall be the sole property of the Company and, upon termination of the employment period, or upon the request of the Company during the employment period, the Executive shall promptly deliver the same to the Company. The Executive agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the employment period as the Company may reasonably request.

9.  LEGALITY:

              The parties covenant and agree that the provisions contained herein are reasonable and are not known or believed to be in violation of any federal or state law or regulation. In the event a court of competent jurisdiction finds any provision contained herein to be illegal or unenforceable, such court may modify such provision to make it valid and enforceable. Such modification shall not affect the remainder of this Agreement which shall continue at all times to be valid and enforceable.

10.  ARBITRATION:

              Any controversy or claim arising out of, or relating to, this Agreement of the breach thereof, shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota.

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11.  NOTICE:

              Any notice required to be given pursuant to the provisions of the Agreement shall be in writing and sent by registered mail to the parties at the following addresses:


                         Company: Genetic Laboratories Wound Care, Inc. 2726 Patton Road
                                      St. Paul, Minnesota 55113

                       Executive:     H. James Thompson
                                      13625 Henna Court
                                      Apple Valley, Minnesota 55124

12.  ASSIGNMENT:

              This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors, or assigns.

IN WITNESS WHEREOF, THE parties have hereunto executed this Agreement.

ATTEST:

/s/ Jim Thompson                         /s/ Arthur A. Beisang
------------------------------------     ---------------------------------------
H. James Thompson                        Arthur A. Beisang
President                                Chief Executive Officer

5/1/98                                   5/1/98
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Date                                     Date


                                         /s/ John H. Olson
                                         ---------------------------------------
                                         John H. Olson
                                         Director Compensation Committee
                                         Member

                                         5/1/98
                                         ---------------------------------------
                                         Date


Notary

/s/ Rebecca J. Bierbalm      5/1/98
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